Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

April 26, 2019

PJT Partners Inc.

280 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel to PJT Partners Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 10,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Shares”), pursuant to the Amended and Restated PJT Partners Inc. 2015 Omnibus Incentive Plan (the “Plan”).

We have examined the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate”) and the Plan, which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

BEIJING    HONG KONG    HOUSTON     LONDON    LOS ANGELES    PALO ALTO    SÃO  PAULO    SEOUL    TOKYO    WASHINGTON, D.C.

PJT Partners Inc.	- 2 -	April 26, 2019

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP